Exhibit 25(b)

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FORM T-2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF AN
INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

Stephen J. Giurlando
(Name of trustee)

###-##-#### (Social Security Number)	101 Barclay Street, 21W New York, New York 10286 (Business address: street, city, state, and zip code)

ENTERGY MISSISSIPPI, INC.
(Exact name of obligor as specified in its charter)

State of Mississippi (State or other jurisdiction of incorporation or organization) 308 East Pearl Street Jackson, Mississippi (Address of principal executive offices)	64-0205830 (I.R.S. employer identification no.) 39201 (Zip code)

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First Mortgage Bonds
(Title of the indenture securities)

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1. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

11. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

None.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Stephen J. Giurlando, have signed this statement of eligibility in The City of New York, and State of New York, on the 20th day of November, 2003.

   /s/ STEPHEN J. GIURLANDO
Name: STEPHEN J. GIURLANDO